Exhibit 99.2
CITIZENS COMMUNITY BANCORP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of Citizens Community Bancorp, Inc. and Community Bank of Northern Wisconsin are based on assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition had occurred on September 30, 2015. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2015 is presented as if the acquisition had occurred October 1, 2014. The consolidated historical financial information of Citizens Community Bancorp, Inc. has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. The pro forma condensed combined financial information is not necessarily indicative of what would have occurred had the acquisition taken place on the indicated dates.

The unaudited pro forma condensed combined financial information shows the impact of the acquisition on the condensed combined balance sheets and the condensed combined statement of operations under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Citizens Community Bancorp, Inc. treated as the acquirer. Under this method of accounting, the assets and liabilities of Community Bank of Northern Wisconsin are recorded by Citizens Community Bancorp, Inc. at their estimated fair market values as of the date the acquisition was completed. The unaudited pro forma adjustments have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of Community Bank of Northern Wisconsin to conform to the presentation of Citizens Community Bancorp, Inc.’s consolidated financial statements.

The unaudited pro forma condensed financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Citizens Community Bancorp, Inc.

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition by Citizens Community Bancorp, Inc. of Community Bank of Northern Wisconsin using the acquisition method of accounting, assuming the acquisition was consummated on September 30, 2015.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT
SEPTEMBER 30, 2015
(in thousands)

	Citizens Community Bancorp, Inc.	Community Bank of Northern Wisconsin	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$23,872	$1,888	$(6,447)	(1)	$19,313
Other interest bearing deposits	2,992	14,060	(4,110)	(1) (2)	12,942
Investment securities	87,933	20,167	(102)	(2)	107,998
Non-marketable equity securities, at cost	4,626	405	—		5,031
Loans receivable	450,510	112,921	(1,332)	(3)	562,099
Allowance for loan losses	(6,496)	(2,029)	2,029	(3)	(6,496)
Loans receivable, net	444,014	110,892	697		555,603
Office properties and equipment, net	2,669	2,887	88	(4)	5,644
Accrued interest receivable	1,574	515	—		2,089
Intangible assets	104	—	607	(5)	711
Goodwill	—	—	3,568	(6)	3,568
Foreclosed and repossessed assets, net	902	243	—		1,145
Other assets	11,462	1,274	—		12,736
TOTAL ASSETS	$580,148	$152,331	$(5,699)		$726,780

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$456,298	$132,732	$(282)	(7)	$588,748
Federal Home Loan Bank advances	58,891	3,000	—		61,891
Other borrowings	—	—	11,000	(1)	11,000
Other liabilities	4,424	182	—		4,606
Total liabilities	519,613	135,914	10,718		666,245
Stockholders’ equity:
Common stock	52	435	(435)	(8)	52
Additional paid-in capital	54,740	6,824	(6,824)	(8)	54,740
Retained earnings	6,245	9,245	(9,245)	(8)	6,245
Unearned deferred compensation	(288)	—	—		(288)
Accumulated other comprehensive loss	(214)	(87)	87	(8)	(214)
Total stockholders’ equity	60,535	16,417	(16,417)		60,535
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$580,148	$152,331	$(5,699)		$726,780

The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Citizens Community Bancorp, Inc. of Community Bank of Northern Wisconsin using the acquisition method of accounting, assuming the acquisition was consummated on October 1, 2014.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Year Ended September 30, 2015
(in thousands, except per share data)

	Citizens Community Bancorp, Inc. Year Ended 09/30/2015	Community Bank of Northern Wisconsin Year Ended 12/31/2015	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$21,641	$5,698	$27	(3)	$27,366
Interest and dividends on investments	1,363	469	—		1,832
Total interest and dividend income	23,004	6,167	27		29,198
Interest expense:
Interest on deposits	3,808	956	199	(7)	4,963
Interest on borrowed funds	630	31	367	(1)	1,028
Total interest expense	4,438	987	566		5,991
Net interest income before provision for loan losses	18,566	5,180	(539)		23,207
Provision for loan losses	656	84	—		740
Net interest income after provision for loan losses	17,910	5,096	(539)		22,467
Non-interest income	3,913	463	—		4,376
Non-interest expense	17,719	4,123	91	(4) (5)	21,933
Income before provision for income tax	4,104	1,436	(630)		4,910
Provision for income taxes	1,490	18	—		1,508
Net income attributable to common stockholders	$2,614	$1,418	$(630)		$3,402

Per share information:
Basic earnings	$0.50				$0.65
Diluted earnings	$0.50				$0.65

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)
The unaudited pro forma condensed combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Community Bank of Northern Wisconsin at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill, while changes to assets and liabilities may impact the statement of operations due to adjustments in the amortization and/or depreciation of the adjusted assets and liabilities.

The total purchase price for the purpose of this unaudited pro forma condensed combined financial information is $17,447, funded with $11,000 of debt and $6,447 cash. Goodwill is created when the purchase price consideration exceeds the fair value of the assets acquired or a bargain purchase gain results when the current fair value of the assets acquired exceeds the purchase price consideration. Based on the final purchase price accounting analysis at close, as of May 16, 2016, goodwill of $3,568 resulted from the transaction. Pursuant to the purchase agreement, CBN paid a dividend to its shareholder, to the extent that CBN’s book value exceeded 8% of its total assets. Based on CBN's December 31, 2015 balance sheet, the dividend amount is estimated to be $4,104.

Annual interest expense of $367 represents interest on debt incurred to partially fund the acquisition of CBN. Interest expense was based on $11,000 borrowings at an annual interest rate of 3.3366%.

The following table in (6) below provides the calculation and allocation of the purchase price used in the pro forma condensed combined financial information.

(2)	Fair value adjustment to other interest bearing deposits ($6) and investment securities ($102) for net discount/premium amortization/accretion.

(3)
Reversal of Community Bank of Northern Wisconsin’s allowance for loan losses of $2,029 in accordance with acquisition method of accounting for the acquisition, based on CBN's December 31, 2015 balance sheet.

Non-accretable discount to credit impaired loans of $1,168.

Fair value adjustment to performing loans of $164, accretion of 72 months; the weighted average remaining life of the loans or $27 annually.

(4)	Fair value adjustment to office properties and equipment of $88, amortized over the estimated remaining life of the buildings of 25 years, or $4 annually.

(5)
Adjustment to record the core deposit intangible of $607, which reflects the estimated fair value of this asset and related amortization. The related amortization adjustment is based upon a straight-line method over an expected life of approximately 7 years. The unaudited pro forma condensed combined statement of operations impact for this adjustment would have resulted in expected increases to non-interest expense of $87 for the year ended September 30, 2015.

(6)

Debt issued by buyer	$11,000	(1)
Cash paid by buyer	6,447	(1)
Total consideration paid for CBN	$17,447

CBN's net assets at fair value:
CBN net assets acquired	$12,510
Adjustments to reflect assets acquired at fair value:
Investment securities discount/premium, net	(108)	(2)
Performing loans	(164)	(3)
Nonperforming loans	(1,168)	(3)
Allowance for loan losses	1,832	(3)
Property and equipment, net	88	(4)
Deposits	282	(7)
Less: adjusted identifiable net assets acquired	$13,272

Other intangibles:
Adjustment to recognize other intangibles	(607)	(5)

Total goodwill	$3,568	(6)

(7)	Fair value adjustments to deposits ($282), amortized over 17 months, or $199 for the year ended December 31, 2015.

(8)
Elimination of all equity accounts of Community Bank of Northern Wisconsin; Common stock ($435), Additional paid-in capital ($6,824), Retained earnings ($9,245), and Accumulated other comprehensive loss $87, respectively.